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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in AT&T Capital Corporation's and Newcourt Credit Group Inc.'s joint registration statement on Form F-3 filed on March 2, 1999, of our report dated March 11, 1998 (except with respect to the matter discussed in Note 7, as to which the date is March 20, 1998) included in AT&T Capital Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                               Arthur Andersen LLP

New York, New York
March 1, 1999

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